EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



               We consent to the inclusion in the  Prospectus  Supplement to the

         Prospectus dated April 17, 1996 to Registration  Statement No. 33-99340 of our report dated January 22, 1996 on our audits of the  consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We

         also consent to the reference to our firm under the caption "Experts."



                                                  /s/Coopers & Lybrand L.L.P.
                                                  --------------------------
                                                     Coopers & Lybrand L.L.P.


May 23, 1996
New York, New York

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